UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2005

TERRA INDUSTRIES INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland	1-8520	52-1145429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terra Centre

600 Fourth Street, P.O. Box 6000

Sioux City, Iowa 51102-6000

(712) 277-1340

(Address of Principal Executive Offices, including Zip Code)

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On October 26, 2005, Terra Capital, Inc. (“Terra Capital”), a subsidiary of Terra Industries Inc. (the “Company”), and certain other subsidiaries of the Company, as borrowers and guarantors under Terra Capital’s $150 million credit facility, entered into a Waiver with respect to the Amended and Restated Credit Agreement, dated as of December 21, 2004, as amended. A copy of the Waiver is attached as Exhibit 10.1.

Pursuant to the Waiver, the administrative agent and the lenders under Terra Capital’s credit facility have agreed to waive certain terms under the credit agreement in connection with the Company entering into certain hedge agreements in February 2005.

ITEM 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.1 Waiver, dated as of October 26, 2005, among Terra Capital, Terra Mississippi Holdings Corp. (f/k/a Mississippi Chemical Corporation), and Terra Nitrogen (U.K.) Limited, as borrowers, the Company and Terra Capital Holdings, Inc., as guarantors, the Lenders party thereto and CITICORP USA, INC., as administrative agent and collateral agent for the Lenders and the Issuers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TERRA INDUSTRIES INC.

/s/ Francis G. Meyer
Francis G. Meyer
Senior Vice President and Chief Financial Officer

Date: October 31, 2005